UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of MeadWestvaco Corporation was held on April 26, 2010.

(b) The directors named in the Proxy Statement were elected to a one-year term expiring in 2011, with the following results:

	Number of Shares For	Number of Shares Against	Number of Shares Abstain
Michael E. Campbell	138,475,348	4,664,248	470,844
Dr. Thomas W. Cole, Jr.	142,574,527	565,254	470,660
James G. Kaiser	141,770,413	1,329,185	510,842
Richard B. Kelson	140,678,133	2,445,066	487,241
James M. Kilts	142,746,930	386,381	477,128
Susan J. Kropf	142,685,466	454,279	470,694
Douglas S. Luke	142,642,277	509,793	458,370
John A. Luke, Jr.	139,031,758	4,092,720	485,962
Robert C. McCormack	142,631,484	511,611	467,345
Timothy H. Powers	142,735,766	380,537	494,136
Edward M. Straw	142,660,066	471,623	478,750
Jane L. Warner	138,561,627	4,589,720	459,093

(c) The appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was ratified by a vote of 150,289,409 shares in favor, 887,642 shares in opposition and 428,382 shares in abstention.

(d) The stockholder proposal requesting that the Board of Directors amend the company’s bylaws to permit stockholders of 10% of the outstanding shares of the company to call special shareholder meetings was defeated by a vote of 84,404,909 shares against, 58,527,916 shares in favor, and 677,615 shares in abstention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: April 29, 2010		John J. Carrara
Assistant Secretary